Exhibit 4.4

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 5, 2019 among FIBRIA CELULOSE S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Fibria”), SUZANO AUSTRIA GMBH, a limited liability company incorporated under the laws of the Republic of Austria (the “Issuer”), SUZANO PAPEL E CELULOSE S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (the “Company”), as a Guarantor and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and the Company have heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”) dated as of September 20, 2018, providing for the issuance of the U.S.$1,000,000,000 aggregate principal amount of 6.000% Senior Notes due January 15, 2029 (the “Securities”);

WHEREAS, Section 11.01 of the Base Indenture provides that under certain circumstances the Issuer and the Company will cause Fibria to execute and deliver to the Trustee a supplemental indenture pursuant to which Fibria will Guarantee payment of the Securities on the same terms and conditions by which the Company has provided its Guarantee as set forth in Article X of the Base Indenture; and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee, the Issuer and the Company are authorized to execute and deliver this Supplemental Indenture.

For and in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Company, Fibria and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guarantee. Fibria hereby agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Base Indenture and to be bound by all other applicable provisions of the Base Indenture.

SECTION 3. Ratification of Base Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED UNDER THE LAWS OF SUCH STATE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS

OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

2

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Suzano Austria GmbH

By:	/s/ Marcelo Feriozzi Bacci
	Name:	Marcelo Feriozzi Bacci
	Title:	Managing Director

By:	/s/ Carlos Anibal Almeida
	Name:	Carlos Anibal Almeida
	Title:	Managing Director

Suzano Papel e Celulose S.A.

By:	/s/ Marcelo Feriozzi Bacci
	Name:	Marcelo Feriozzi Bacci
	Title:	Chief Financial Officer

By:	/s/ Carlos Anibal Almeida
	Name:	Carlos Anibal Almeida
	Title:	Executive Officer

[Signature Page to the First Supplemental Indenture]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Fibria Celulose S.A.

By:	/s/ Marcelo Feriozzi Bacci
	Name:	Marcelo Feriozzi Bacci
	Title:	Investor Relations Officer

By:	/s/ Carlos Anibal Almeida
	Name:	Carlos Anibal Almeida
	Title:	Executive Officer

[Signature Page to the First Supplemental Indenture]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

By:	/s/ Debra A. Schwalb
	Name:	Debra A. Schwalb
	Title:	Vice President

[Signature Page to the First Supplemental Indenture]